Exhibit 99.1
FOR IMMEDIATE RELEASE

For Further Information:
J. Marcus Scrudder	Hala Elsherbini
Chief Financial Officer	Halliburton Investor Relations
(972) 393-3800, ext. 166	(972) 458-8000
investorrelations@craftmade.com	hala@halliburtonir.com
Craftmade International Announces Change in Trade Source International Business with Lowe’s
COPPELL, TEXAS, November 14, 2006, — Craftmade International, Inc. (Nasdaq: CRFT) today announced its Trade Source International subsidiary (“TSI”) was notified by Lowe’s Companies, Inc. (“Lowe’s”) that TSI will no longer supply the 14 outdoor and indoor lighting SKU’s previously sold to Lowe’s via direct import. These products represented approximately $13.6 million in net sales and $1.5 million in gross profit for the fiscal year ended June 30, 2006. Net sales and gross profit for the products in the fiscal quarter ended September 30, 2006, were $2.2 million and $0.2 million, respectively. TSI does not have any inventory of these products because they are sold on a direct-import basis. Management currently estimates the impact of this loss of products to be $0.04 per share for the remainder of the fiscal year ending June 30, 2007.
Management has been told that Lowe’s will begin sourcing these products directly from various overseas manufacturers. TSI expects to ship the majority of its outstanding orders to Lowe’s by January 31, 2007.
James R. Ridings, Craftmade’s Chairman and Chief Executive Officer, said, “Despite this loss in one segment of our supply relationship with Lowe’s, they remain a valuable customer to Craftmade and its subsidiaries. In the mass merchandise arena, gaining new items often means gaining a lot of volume, as demonstrated by Design Trends’ previously announced re-entry into four Lowe’s distribution centers, and losing items can mean losing a lot of volume at one time, as well. We believe these swings are customary for companies supplying the mass retail market. We continue to supply Lowe’s with valuable products, and we intend to continue to introduce new products, product lines and marketing concepts to our existing mass merchandise customers and to expand our business to new customers. We believe that we remain competitive in our product offerings and provide our customers with an excellent opportunity to realize an attractive return on investment.
“During fiscal 2007, we will continue to execute our long-term growth strategy, strengthen our wholly-owned operations and provide innovative product and merchandising offerings to both our showroom and mass retail customers,” Ridings said.

Press Release
Craftmade International, Inc.
November 14, 2006

Craftmade International, Inc., founded in 1985 and based in Coppell, Texas, is engaged in the design, distribution and marketing of a broad range of proprietary ceiling fans, lighting products and related accessories, decorative light bulbs, door chimes and ventilation systems. The company distributes its premium products through a network of 1,800 showrooms and electrical wholesalers through a national sales organization of more than 65 independent sales representatives. Through its Trade Source International subsidiary, acquired in 1998, Craftmade distributes outdoor lighting, ceiling fan accessories and an indoor lighting line to the mass merchandiser market.
Certain statements in this news release constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Craftmade International, Inc. to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These forward looking statements include, but are not limited to, (i) statements concerning future financial condition and operations, including future cash flows, revenues, gross margins, earnings and variations in quarterly results and (ii) other statements identified by words such as “may,” “will,” “should,” “could,” “might,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “forecasts,” “intends,” “potential,” “continue,” and similar words or phrases. These factors that could affect our financial and other results can be found in the risk factors section of our Form 10-K for the fiscal year ended June 30, 2006, as filed with the SEC on September 13, 2006. The forward-looking statements included in this news release are made only as of the date of publication, and we undertake no obligation to update them to reflect subsequent events or circumstances.
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